As filed with the Securities and Exchange Commission on July 9, 2010

Registration No. 333-[•]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Toreador Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	75-0991164
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

c/o Toreador Holding SAS

9 rue Scribe

Paris, France, 75009
+33 1 47 03 34 24

(Address, including zip code, of principal executive offices)

Toreador Resources Corporation 2005 Long-Term Incentive Plan

(Full title of the plan)

Craig M. McKenzie

Chief Executive Officer

Toreador Resources Corporation

13760 Noel Road, Suite 1100

Dallas, TX 75240-1383

214-559-3933

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jon J. Lyman, Esq.

Willkie Farr & Gallagher LLP

City Point, 1 Ropemaker Street

London EC2Y 9HT, England

+44 207 696 5454

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.15625 per share	1,500,000	$5.69	$8,535,000.00	$608.55
(1)

Represents 1,500,000 shares of the Common Stock of Toreador Resources Corporation, par value $0.15625 per share, issuable pursuant to the Toreador Resources Corporation 2005 Long-Term Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares to be offered or sold pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”).  Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.                    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Commission by Toreador Resources Corporation, a Delaware corporation (the “Company”), are incorporated by reference into the Registration Statement:

(a)          the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 16, 2010, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)         the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 10, 2010, pursuant to the Exchange Act;

(c)          the Company’s Current Reports on Form 8-K, filed on May 10, 2010, May 11, 2010, May 13, 2010, May 27, 2010, June 7, 2010 and June 28, 2010, respectively, pursuant to the Exchange Act; and

(d)         the description of the Company’s Common Stock, par value $0.15625 per share, which is contained in the Form S-3, filed on November 12, 2009, as amended on December 16, 2009, pursuant to the Securities Act.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.                    DESCRIPTION OF SECURITIES

Not applicable.

Item 5.                    INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6.                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation or enterprise.  A corporation may, in advance of the final disposition of any civil, criminal, administrative, or investigative action, suit, or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee, or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.  A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys’ fees) which he actually and reasonably incurred in connection therewith.  The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote, or otherwise.

In accordance with Section 145 of the DGCL, Articles Seventh and Eighth of the Company’s Certificate of Incorporation, as amended (the “Certificate”), and Article Nine of the Company’s By-Laws (the “By-Laws”) provide that the Company shall indemnify each person who is or was a director, officer, employee, agent or trustee of the Company (including the heirs, executors, administrators, or estate of such person) or is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, trustee or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted by the DGCL or any successor statute.  The indemnification provided by the Certificate and the By-Laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of shareholders, directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee, agent or trustee and shall inure to the benefit of the heirs, executors, and administrators of such a person.  The Certificate provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The By-Laws further provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent against any liabilities asserted against such persons arising out of such capacities.

Item 7.                    EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.                    EXHIBITS

Exhibit No.	Description of Exhibit

5	Opinion of Willkie Farr & Gallagher LLP

23.1	Consent of Grant Thornton LLP

23.3	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5).

24	Power of Attorney (reference is made to the signature page).

Item 9.                    UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

(a)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.                                       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France, on the 8th day of July 2010.

TOREADOR RESOURCES CORPORATION

By:	/s/ Craig M. McKenzie
Name: Craig M. McKenzie
Title: Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Toreador Resources Corporation hereby severally constitutes and appoints Craig M. McKenzie and Marc Sengès, and each of them, with full power to act without the other, as his true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Craig M. McKenzie	President and Chief Executive Officer (Principal Executive Officer)	July 8, 2010
Name: Craig M. McKenzie

/s/ Marc Sengès	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 8, 2010
Name: Marc Sengès

/s/ Peter J. Hill	Director	July 8, 2010
Name: Peter J. Hill

/s/ Julien Balkany	Director	July 6, 2010
Name: Julien Balkany

/s/ Bernard de Combret	Director	July 8, 2010

Name: Bernard de Combret

/s/ Adam Kroloff	Director	July 8, 2010
Name: Adam Kroloff

/s/ Ian Vann	Director	July 7, 2010
Name: Ian Vann

/s/ Herbert C. Williamson III	Director	July 8, 2010
Name: Herbert C. Williamson III

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5	Opinion of Willkie Farr & Gallagher LLP

23.1	Consent of Grant Thornton LLP

23.3	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5).

24	Power of Attorney (reference is made to the signature page).